EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 12/18/2023
INSIGHT VENTURE ASSOCIATES VII, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 12/18/2023
INSIGHT VENTURE ASSOCIATES VII, L.P. By: Insight Venture Associates VII, Ltd., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 12/18/2023
INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd. its general partner

By: /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:            Authorized Officer

Date: 12/18/2023
INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By: /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:            Authorized Officer

Date: 12/18/2023
INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By: /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:            Authorized Officer

Date: 12/18/2023
INSIGHT VENTURE PARTNERS VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By: /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:            Authorized Officer

Date: 12/18/2023